Exhibit 10.1

December 2, 2005

Mr. Steve Racoosin
3849 Pala Mesa Drive
Fallbrook, California 92028

Re: New Consulting Relationship

Dear Steve:

      Your expertise, vision and leadership have been instrumental in founding and building World Waste Technologies, Inc., and its subsidiaries (the "Company") into what we all hope will be the worldwide leader in the recycling of municipal solid waste.

      We look forward to your continued involvement in strategic, business development, and other matters in your position as a consultant to the Company. We believe this will permit you the freedom to explore new business development opportunities for us and yourself, without the encumbrances from your current role as an officer of the Company.

      With this in mind, the following sets forth our new arrangement with you and shall be a full and complete modification of the employment agreement entered into by us on April 28, 2005. Effective as of December 31, 2005 (the "Effective Date"):

      1. New Position with the Company.

            (a). You will serve as a consultant to the Company, advising the Chief Executive Officer (CEO) in a business development capacity which shall include, but not be limited to, (1) identifying potential customers interested in purchasing some component of the Company's reject stream by informing the CEO of potential opportunities, conducting initial meetings and calls with potential customers, drafting and submitting new business development proposals, introducing the potential customers to the Company and participating in the closing of firm contracts with take or pay features with these potential customers, vendors or brokers; (2) identifying potential waste streams by informing the CEO of potential opportunities, conducting initial meetings and calls with potential sources, drafting and submitting new business development proposals, introducing the potential waste stream source to the Company and participating in the closing of solid waste stream firm contracts with take or pay features and specified criteria for the waste stream composition; and (3) serving as otherwise needed and requested by the CEO. Your deliverables to the Company in this role shall include the submission within ten days of the date of this Agreement of a detailed initial report of your activities to date including contacts made, meetings held, contact information of parties working with and next steps in process with that potential contact or customer; the submission of a bi-monthly written report (on the 1st and 15th of each month) detailing people and organizations met and the purpose or goal of the contact or meeting. You will work and communicate directly with the CEO, and such others, inside and outside the Company, as the CEO shall direct. You will be free to pursue other interests in addition to your consulting duties; however, your other interests shall not conflict with your non-compete, confidentiality and other obligations under this Agreement or your ability to fulfill your consulting duties under this Agreement. You recognize, and agree, that contacts from the media, analysts, customers, or others regarding the Company, its operations or affairs shall be directed to the CEO, unless he has given prior specific authorization in writing.

            (b). We accept your resignation from the position of President and employee of the Company. You agree to provide whatever transitional assistance is required in connection with the resignation of your employment.

      2. Reimbursement. We will pay or reimburse you for all ordinary and necessary business expenses incurred or paid by you in furtherance of the Company's business (i) upon submission by you of a detailed invoice describing the expenses and for what purpose it was incurred and (ii) if approved in advance by the CEO in writing.

      3. Term. This agreement will become effective upon your signature and will terminate on the first anniversary of that date, unless renewed by the Company (except that the provisions of Sections 5, 6, 8, 9, and 10 and Annexes A and B shall survive the termination of this Agreement). If the Company chooses to renew, it will be governed under a separate agreement with compensation to be mutually agreed upon. We may terminate this Agreement at any time if you breach any of the terms of this Agreement. Unless terminated for your material breach, a termination of this Agreement pursuant to this Section 3 shall not have any effect on the "10b5-1" plan as described in Section 4(c) below. Upon any termination, we will pay you or your estate any amounts that may then be due to you hereunder through the date of termination.

      4. Other Consideration. Although the Company is not otherwise legally obligated to do so, subject to your compliance with all of the terms and conditions of this Agreement and provided you do not revoke this Agreement as permitted by the terms of Sections 3 and 6 hereof, the Company hereby agrees as follows:

            (a). Within eight days of the Effective Date, the Company will pay you a lump sum payment of one month full salary plus all accrued and unused vacation pay, less all applicable withholdings (the "Payment").

            (b). Within one-hundred-eighty days of the Effective Date, the Company will pay you a lump sum payment of all accrued deferred salary, equal to $15,144,22.

            (c). The Company will permit you (for purposes of Sections 4(c) and 4(d) hereof, "you" shall include any entity that is controlled by you), within 30 days of the Effective Date, to enter into a "10b5-1" plan regarding certain of your shares of the Company's common stock, with a trust officer and/or broker you select and reasonably satisfactory to the Company. The terms and conditions of any such plan you enter into must be reasonably acceptable to the Company and may only include provisions customarily included in such a plan. Further, the number of shares you are permitted to sell under such a plan shall be limited to 15,000 shares per month and 200,000 shares in the aggregate. The Company and you shall agree on instructions to be included in the plan which provide for the trust officer and/or broker to use its reasonable business judgment in determining the timing and manner of sale of the shares, subject to the above limitations. You agree to cause to have the trust officer and/or broker administering the 10b5-1 plan to submit a monthly report which includes the number of shares sold during the previous calendar month period and the number of remaining shares held by you. This report shall include a copy of your monthly brokerage statement. You also agree that any such sales must be in compliance with all Federal and state securities laws, including the provisions of Rule 144 of the Securities Act of 1933 and Section 16 of the Securities Exchange Act of 1934. You further agree and acknowledge that (i) you shall not implement such a plan at such time as you are in possession of material non-public information regarding the Company or the Company is in a "black out" period for trading purposes and (ii) you shall not terminate the plan prior to its stated termination date; provided, however, the Company may terminate the plan if you breach this Agreement. You acknowledge that although the holders of a majority of the outstanding shares of the Company's Series A Preferred Stock have approved the potential sale of up to 200,000 of your shares as contemplated by this Section 4(c) and an additional 100,000 shares as set forth in Section 4(d) below, and have waived the restrictions with respect to such shares set forth in Section 7 of that certain Registration Rights Agreement, dated as of April 28, 2005, by and among the Company and the other parties thereto (the "RR Agreement"), you and your affiliates shall remain subject to the restrictions set forth in the RR Agreement with respect to the remaining shares you own.

            (d). So long as you are not then in possession of material non-public information regarding the Company and the Company is not then in a "black out" period for trading purposes, you may consummate a one-time private re-sale to an accredited investor(s) in a single transaction or a series or related transactions to the same accredited investor(s) of up to 100,000 shares of the Company's common stock (the "Private Re-Sale Shares") at any time between eight and 30 days following the Effective Date, pursuant to a stock purchase agreement with terms and conditions reasonably acceptable to the Company (including a requirement that you deliver a legal opinion to the Company and its transfer agent regarding the transfer) (a "Private Re-Sale"). In addition to typical terms and conditions for such a transaction, the Private Re-Sale shall include a contractual acknowledgement by the buyer of the Private Re-Sale Shares that the Private Re-Sale Shares were acquired for investment purposes only and not with a view to distribution, that such shares are subject to certain restrictions on resale, that the Private Re-Sale Shares may not be sold, transferred, gifted or otherwise disposed of unless such sale, transfer, gift or other disposition is effected in compliance with state and federal securities laws, and that the buyer of such shares agrees to be bound by the restrictions on transfer set forth in Section 7(a) of the RR Agreement. If the Private Re-Sale is not completed within 30 days following the Effective Date, the release of the Private Re-Sale Shares and the ability to effect the Private Re-Sale under this Letter Agreement shall expire and the Private Re-Sale Shares shall once again become subject to the lock-up contained in Section 7 of the RR Agreement. In the event that you are unable to consummate the Private Re-Sale within 30 days of the Effective Date, the Company agrees, if requested in writing, to use commercially reasonable efforts to seek a release from the lock-up provision contained in Section 7 of the RR Agreement for the Private Re-Sale Shares for a period of up to one year after the Effective Date (provided that the Company shall have no obligation to offer or pay any consideration in order to obtain such a release). To the extent that you are unable to sell the Private Re-Sale Shares because you are in possession of material inside information, the Company is then in a "black out" period, or because you cannot find a buyer, the Company agrees to extend the period of time on a day-for-day basis within which you may effect the Private Re-Sale. In connection with the Private Re-Sale, the Company will prepare a Stock Purchase Agreement to be provided to the purchaser of the Private Re-Sale Share. The Company will not be obligated to provide or render any other documentation or opinions in connection with the Private Re-Sale.

            (e). The Company represents that all shares issued to you and your affiliates are fully vested and not subject to any repurchase agreement and such condition will not change as a result of entering this agreement.

      5. Covenant Not to Compete; Confidentiality. During the term of this Agreement and for one year thereafter, you agree to the non-competition and non-solicitation limitations (standard form), and other provisions of Annex A, and the confidentiality agreement attached as Annex B, to be signed concurrently with this letter agreement.

      6. Release.

            (a). We and you agree to release one another, and in your case you also agree to release our officers, directors and agents, from (and each of us agrees not to sue the other in regard to) any claims, damages or penalties, as well as any attorneys' fees and costs, relating to or arising out of the change in your status from an officer/employee to a consultant, as described in this Agreement. Without limiting the generality of the foregoing, you hereby release us from any claims you may have arising out of your employment agreement or relationship with us or your status as a shareholder of the Company. This release is not a release of any claims in the future relating to our respective obligations under this Agreement.

            (b). You hereby knowingly, voluntarily and expressly waive and relinquish any and all rights and benefits that you may have under Section 1542 of the California Civil Code, or under any similar provision of law of any state or territory of the United States or any other jurisdiction and under any similar or analogous principle of common law. You expressly understand that
Section 1542 of the California Civil Code provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor."

You agree and acknowledge that you are familiar with Section 1542 of the California Civil Code. You further agree and acknowledge that your waiver of all rights or any similar benefits under that Section and under any similar statutes of any other jurisdiction (to the full extent that you lawfully may waive all such rights and benefits with respect to the subject matter of this Agreement) are essential terms of this Agreement, without which the consideration given pursuant to this Agreement would not have been given by Company.

      7. Time Period of Considering or Canceling This Agreement. You acknowledge that you have been advised to retain an attorney, and have been offered a period of time of at least 21 days to consider whether to sign this Agreement, which you have waived, and the Company agrees that you may cancel this Agreement at any time during the 7 days following the date on which this Agreement has been signed by both you and the Company. In order to cancel or revoke this Agreement, you must deliver to the CEO of the Company written notice stating that you are canceling or revoking this Agreement. If this Agreement is timely cancelled or revoked, none of the provisions of this Agreement shall be effective or enforceable and the Company shall not be obligated to make any payments to you or to provide you with the other benefits described in this Agreement.

      8. No Derogatory Comments. Each party agrees that, as part of the consideration for this Agreement, they will not make disparaging or derogatory remarks, whether oral or written, about the other party and, in the case of the Company, its various officers, directors, employees and other representatives. Such derogatory comments are sufficient grounds for termination of this Agreement.

      9. Confidentiality. You agree that this Agreement and the substance of this Agreement as "Information" as that term is defined under Annex B attached hereto. You further agree that you will not discuss the terms of this Agreement with any employees, customers, potential customers, vendors, or other business partners of the Company.

      10. General.

            (a). No Assignment. This Agreement and all rights and obligations are personal to you and may not be assigned by you without the Company's consent.

            (b). Notices. Any notice, election or communication to be given under this Agreement shall be in writing and delivered in person or deposited, certified or registered, in the United States mail, postage prepaid, addressed as follows:

            If to the Company:

            World Waste Technologies, Inc.
            13520 Evening Creek Dr. North, Suite 130,
            San Diego, CA 92128
            fax: 858-486-3352
            Attn:  Chief Executive Officer

            If to you:

            Mr. Steve Racoosin
            3849 Pala Mesa Dr.
            Fallbrook, CA 92028
            fax: ________________________


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

or to such other addresses as the Company or you may from time to time designate by notice hereunder. Notices will be effective upon delivery in person or upon receipt of any facsimile or e-mail, or at midnight on the fourth business day after the date of mailing, if mailed.

            (c). Entire Agreement. This Agreement embodies the full and complete understanding and agreement of the Company and you with respect to the subject matter, and replaces all prior understandings or agreements whether oral or in writing. This Agreement may be amended and its provisions waived only by a writing signed by you and the Company. This Agreement may be executed in different counterparts, each of which will be considered a duplicate original. Annex A and B are made a part of this Agreement and are incorporated by reference.

            (d). Arbitration. Any controversy relating to this Agreement or relating to the breach hereof shall be settled by arbitration conducted in San Diego, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof. The arbitrator(s) shall have the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne by the losing party. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceedings, the parties shall suspend their respective obligations, except for the provisions of paragraphs 5 and 6. In this regard, nothing in this Agreement precludes the Company from seeking equitable relief, including injunction or specific performance, in any court having jurisdiction, in connection with the non-compete, assignment of inventions, confidentiality and standstill provisions.

            (e). Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without respect to conflict of law principles.

            (f). The Company. The "Company" or "we" shall mean World Waste Technologies, Inc. and its subsidiaries, successors and permitted assigns

      Steve, please sign in the space below and return a signed copy to my attention. On behalf of the entire Company, I want to again thank you for your vision in bringing us all together and for your past and future contributions to the Company.

Very truly yours,

World Waste Technologies, Inc.

By: /s/ John Pimentel
---------------------
Its: Chief Executive Officer

My agreement with the above terms is signified by my signature below. Furthermore, I acknowledge that I have read and understand this Agreement and that I sign this release of all claims voluntarily, with full appreciation that at no time in the future may I pursue any of the rights I have waived in this release.


AGREED AND ACCEPTED:

/s/ Steve Racoosin
------------------
Steve Racoosin
Date: December 2, 2005

                                     ANNEX A

                         (Non-Compete and Related Terms)

      In consideration of my consulting agreement, the compensation now and hereafter paid to me and the disclosure of confidential and trade secret information to me by World Waste Technologies, Inc., a California company, (the "Company"), I hereby agree as follows:

      1. General.

            (a) Subject to the provisions of Sections 3 and 4 of this Agreement,
(a) during the term of this Agreement (including any renewal term) you shall not, directly or indirectly, for your own benefit or for, with or through any other individual, firm, corporation, partnership or other entity, whether acting in an individual, fiduciary or other capacity, (i) own, manage, operate, control, advise, invest in (except as a 1% or less shareholder of a public company), loan money to, or participate or assist in any way in the ownership, management, operation or control of or be associated as a director, officer, employee, partner, consultant, advisor, creditor, agent, independent contractor or otherwise with, or acquiesce in the use of your name by, any business enterprise that is in competition with the Company within the United States of America or any other country in which the Company conducts business ("Competition"), or (ii) solicit or otherwise encourage or entice any of the Company's employees, consultants, customers or partners to leave or terminate their employment or relationship with the Company ("Solicitation"), and (b) during the term of this Agreement (including any renewal term) and for one year thereafter you shall not be in Competition (as defined herein) with the Company or engage in Solicitation (as defined herein) with the Company. Notwithstanding any other provision of the Agreement, you agree that in the event of a breach by you of the provisions in this Section 1, the Company shall be entitled to, in addition to its remedies at law, terminate the Agreement and all benefits contained therein, including, without limitation, the "10b5-1" plan referred to in Section 4(c) thereof (proved that the provisions of Sections 5, 6, 8, 9, and 10 and the Annexes shall survive such termination). For the purposes of the Agreement, "Competition" shall be deemed to exclude your participation as a Consultant for Full Circle Industries, Inc. (a Nevada corporation) as explicitly specified, and only as explicitly specified, in Section 1(b) below:

            (b) Your participation as a Consultant for Full Circle shall be limited solely to consulting services outside of the United States and only in those jurisdictions whereby Full Circle has a license or option to acquire a license from Bio-Products International, Inc for the processing of municipal solid waste.

      2. You agree that the Company owns all patent rights, copyrights, trade secret rights, mask work rights, trademark rights, and all other intellectual and industrial property rights of any sort throughout the world relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice by you at any time prior to and during the term of this Agreement, that relate to the Company's business or potential business and improvements or any Company confidential information. You agree to promptly disclose and provide all such inventions to the Company. As work made for hire, you will make all assignments necessary to vest ownership of them in the Company. You also agree to assist the Company (and appoint Company as your agent and attorney in fact) to further record and perfect such assignments and to enforce and defend any rights assigned.

      3. You and the Company consider the restrictions contained in subparagraphs 1 and 2 above to be reasonable for the purpose of preserving the Company's rights and interests. If a court makes a final judicial determination that any of these restrictions are unreasonable or otherwise unenforceable against you, you and the Company agree to modify the provisions held to be unenforceable to preserve each party's anticipated benefits to the maximum extent legal.

      4. You agree that the Company's remedies at law for breach of any of the provisions of this Annex A would be inadequate. Therefore, you agree that in the event of a breach by you of the provisions in this Annex A, the Company shall be entitled to, in addition to its remedies at law and without posting any bond, equitable relief in the form of specific performance, a temporary restraining order, a preliminary and/or permanent injunction, or any other equitable remedy that may then be available. You further agree that you will not oppose the Company's request for such equitable relief.

      5. The provisions of this Agreement shall survive the assignment of this Agreement by the Company to any successor in interest or other assignee.

      6. I agree and understand that nothing in this Agreement shall confer any right with respect to the continuation of the consulting agreement by the Company, nor shall it interfere in any way with my right or the Company's right to terminate that agreement at any time.

      7. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

      8. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company, or one of its affiliates, as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

      This Agreement shall be effective as of the day I sign the Consulting Agreement; namely: December 2, 2005.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.


/s/ Steve Racoosin
------------------
Signature


----------------------------------------
(Printed Name)

Accepted and Agreed To:

WORLD WASTE TECHNOLOGIES, INC.

By: /s/ John Pimentel
    -----------------

Title: Chief Executive Officer
World Waste Technologies, Inc.
13520 Evening Creek Dr. North, Suite 130
San Diego, CA 92128

                                     ANNEX B

                         MUTUAL NON-DISCLOSURE AGREEMENT

On this 2nd day of December 2005, World Waste Technologies, Inc., a California corporation, including its subsidiaries, with headquarters at 13520 Evening Creek Dr. North, Suite 130, San Diego, CA 92128 ("WDWT") and Steve Racoosin, an individual residing at 3849 Pala Mesa Dr., Fallbrook, CA 92028 ("Individual"), agree as follows:

      1. For use in discussions between the parties concerning a potential business relationship, and/or in the conduct of business between the parties, (the "Purposes") either party may disclose to the other certain information which it deems proprietary or confidential, and may include, but is not limited to, discoveries, ideas, concepts, know-how, intellectual property, techniques, designs, specifications, drawings, blueprints, diagrams, flow charts, data, costs, prices, customer lists, marketing plans, goals, sales figures, revenue, profits, and other technical, financial or business information respecting existing or planned business, products, services which has been or may be developed, manufactured, or marketed by either party (the "Information"). Information shall be deemed confidential and proprietary and subject to restricted use and limited distribution as provided herein if plainly marked "confidential" or "proprietary" or with language of similar meaning, or otherwise disclosed under circumstances which reasonably suggest the confidential nature of the Information. Information provided orally shall also be deemed confidential and proprietary if identified as such at the time of disclosure and confirmed in writing to be so by the disclosing party (Discloser) to the receiving party (Recipient) at the time of disclosure or within a reasonable time thereafter.

      2. With respect to Information provided by either party to the other, Recipient shall:

            a. hold Information in confidence and protect it with the same degree of care with which it protects its own Information of like importance, but in no event less than reasonable care;

            b. use Information only for the Purposes described in Section 1, except as otherwise provided by prior written agreement between the parties;

            c. except for use consistent with Section 1, not copy or otherwise duplicate Information, or knowingly allow its copying or duplication without Discloser's prior written approval;

            d. segregate such Information and not commingle it with the Information of others;

            e. restrict disclosure of Information to those employees with a need to know and who are notified of, and required to comply with, this Agreement by contract, employee policies, work rules or other appropriate methods, and not disclose it to any third party;

            f. limit disclosure to subcontractors, consultants, agents and the like to a need-to-know basis and not disclose unless and until a confidentiality agreement expressing substantially the same terms contained in this Agreement is executed by the person prior to receiving the Information;

            g. not reverse engineer, decompile, disassemble, duplicate performance characteristics of, or create derivative works based upon, the Information;

            h. promptly and informatively notify Discloser in the event Recipient appears likely to become compelled, or in the opinion of counsel prudently should, according to law, regulation, or judicial, administrative or governmental proceeding, disclose any of Discloser's Information, so Discloser, at its expense, may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement. Recipient shall reasonably cooperate with Discloser in connection with seeking such a court order or other remedy as Discloser may reasonably request, at Discloser's expense, and Recipient agrees to fully comply with any such protective order or other remedy; and

            i. treat any doubtful information as confidential and proprietary until any doubts concerning its nature are resolved after reasonable inquiry.

      3. Upon Discloser's written request, Recipient shall: (1) promptly return any and all Information along with any copies, variations or derivative works, whether or not authorized, and/or (2) provide a corporate officer's written certification that all notes, memoranda, analyses, reports, evaluations or other documents or data created, developed, modified or otherwise generated by Recipient or at its request, involving Information whether in tangible form or in electronic or magnetic storage format, have been destroyed.

      4. Recipient has no obligation to preserve the confidential or proprietary nature of Information which:

            a. is already known to Recipient;

            b. is or becomes generally known to the public through no wrongful act of Recipient;

            c. is received by Recipient from a third party without either an obligation of non-disclosure or breach of an obligation of confidentiality in such third party's receipt or transmission of the Information;

            d. is independently developed by Recipient, or for Recipient by a third party which has not had any access whatsoever to the Information; or

            e. is approved in advance for release by written authorization of an officer of Discloser.


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

      5. Individual shall not issue a press release, public announcement or other statement concerning WDWT, its operations or affairs, without WDWT's prior written consent. WDWT shall not issue a press release, public announcement or other statement mentioning Individual by name without his prior written consent.

      6. Each party shall be entitled at any time, and without notice to the other party, to negotiate, disclose and otherwise deal in any manner and for any purpose with third parties regarding its own Information.

      7. Nothing contained in this Agreement shall be construed as, and there is no granting or conferring to Recipient, whether by sale, license or otherwise, any right, title or interest in any Information, nor in any intellectual property of Discloser.

      8. Recipient acknowledges the Information is valuable property of Discloser and Recipient's breach or threatened breach of this Agreement would cause irreparable injury for which remedies at law alone would be inadequate. In addition to all other remedies available as a result of breach or threatened breach of this Agreement, a party injured hereunder shall have the right to seek equitable and injunctive relief, and the Recipient in such an action hereby waives any requirement for posting of a bond or security.

      9. Both parties represent the Information provided is believed by Discloser to be generally accurate; however, in no event shall Discloser, its directors, officers, agents or employees be liable for errors, omissions or inaccuracies of any kind in the Information and Recipient shall be responsible for verifying the accuracy of the Information disclosed. NO WARRANTY OF ANY KIND IS GIVEN REGARDING THE INFORMATION, THE SAME BEING AS IS, WHERE IS AND WITH ALL FAULTS, AND THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TO THE EXTENT APPLICABLE, ARE EXCLUDED. THE FOREGOING IN NO WAY MODIFIES THE RETENTION BY DISCLOSER OF ALL RIGHT, TITLE AND INTEREST IN THE INFORMATION DISCLOSED BY SUCH PARTY.

      10. This Agreement shall inure and accrue to the benefit and detriment of, and be binding upon, the parties' successors and assigns; however, no disclosure of Information may be made to any of Recipient's successors or assigns without Discloser's prior, express written consent, which shall not be unreasonably withheld. For purposes of this paragraph, reorganization of Recipient's corporate structure does not create an unauthorized assignment. However, in the event such a reorganization results in a competitor or potential competitor of Discloser having access to Discloser's Information, Recipient shall immediately notify Discloser in writing of such reorganization. Within thirty (30) days of receipt of such notice, Discloser shall notify Recipient whether Recipient shall be allowed continued use or access to Information pursuant to this Agreement, or whether Recipient shall return and/or certify destruction of any Information in its possession, consistent with Section 3.

      11. This Agreement shall be governed, construed and interpreted exclusively in accordance with the laws of the State of California, United States of America, applicable to transactions wholly performed within California and without regard to choice of law provisions. Notwithstanding the preceding sentence, either party may bring an action in any jurisdiction or forum provided such action is solely to enjoin the actual or anticipated wrongful disclosure of any Information with respect to which such party is the initial Discloser, and the jurisdiction and forum is that in which the wrongful disclosure has or is anticipated to occur. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.


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

      12. This Agreement shall be effective on the date first shown above and both the Agreement and duties of confidentiality shall continue for a period of five (5) years after the last disclosure of Information, after which the duties of each party with respect to the Information shall be governed by applicable law, except in the case of recycling process and design specifications for which the obligations shall continue until the occurrence of any circumstances listed in Section 4, and except for the duty to return or destroy Information pursuant to Section 3.

      13. No waiver of any breach hereof shall constitute a waiver of any subsequent breach. No waiver of any breach or modification or amendment hereto shall be effective unless in writing referring hereto and signed by the waiving party.

      14. This Agreement represents the full and complete agreement of the parties with respect to the use and confidentiality of Information and supersedes all prior communications, agreements or proposals with respect to such subject matter. All Information disclosed between the parties subsequent to the effective date hereof shall be covered hereby unless expressly stated to the contrary, in a writing referencing this Agreement, signed by the Discloser at the time of disclosure.

ACCEPTED AND AGREED TO AS OF THE DATE FIRST SHOWN ABOVE.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. ACCEPTED AND AGREED TO AS OF THE DATE FIRST SHOWN ABOVE.


/s/ Steve Racoosin
------------------
Signature


----------------------------------------
(Printed Name)

Accepted and Agreed To:

WORLD WASTE TECHNOLOGIES, INC.

By: /s/ John Pimentel
    -----------------

Title: Chief Executive Officer
World Waste Technologies, Inc.
13520 Evening Creek Dr. North, Suite 130
San Diego, CA 92128


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